UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 22, 2009

THE CONNECT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-151312	26-2230717
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2118 – 102nd Crescent

North Battleford, Saskatchewan Canada S9A 1J5

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  800-609-0775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, the Board of Directors accepted the resignation of Michelle Pannoni as Secretary, Treasurer, Vice President and Director.  The Board also accepted the resignation of David A. Saltrelli as Chief Executive Officer and Director effective June 22, 2009.

There have been no disagreements between either Ms. Pannoni or Mr. Saltrelli and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company has provided both Ms. Pannoni and Mr. Saltrelli a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided Ms. Pannoni and Mr. Saltrelli the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he or she agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he or she does not agree.  The Company will file any letter received by the Company from either Ms. Pannoni or Mr. Saltrelli with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECT COPR.

Date: June 22, 2009

/s/ Ken Waters

Ken Waters, President, CFO